UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/26/2005

ASI Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-6428

NV	88-0105586
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

980 American Pacific Drive, #111, Henderson, NV 89014
(Address of Principal Executive Offices, Including Zip Code)

702-734-1888
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On September 26, 2005, we entered into a Securities Purchase Agreement with selected investors pursuant to which we issued and sold 1,182,142 shares of our common stock ("Shares") at a purchase price of $0.35 per share for gross proceeds of $413,750 and we issued and sold an additional $413,750 of 7% Subordinated Notes due July 31, 2008 ("Notes").

In connection with the financing, we issued to each investor a warrant exercisable for 50% of the common shares sold to each investor ("Warrants"). The Warrants are exercisable for an aggregate of 591,071 shares of common stock at an exercise price of $0.50 per share. The Warrants are exercisable until July 31, 2008.

The Shares, Notes and Warrants were offered, issued and sold to twelve accredited investors including the Jerry E. Polis Family Trust, which purchased an aggregate of 107,142 Shares, $37,500 of Notes and 53,571 Warrants. The Jerry E. Polis Family Trust is controlled by Jerry E. Polis, an officer and director of the ASI Technology Corporation (the "Company").

The Shares, Notes and Warrants were sold for cash. Further description of the debt is set forth below in section 2.03 and incorporated herein by reference.

Gross proceeds from the sale of the Shares, Notes and Warrants was $827,500. We paid no placement, commission or underwriter fees in connection with the financing. On August 31, 2005 we previously reported the sale of $1,172,500 of Shares, Notes and Warrants bringing total gross proceeds from the two closings to an aggregate of $2,000,000.

We offered and sold the Shares, Notes and Warrants without registration under the Securities Act of 1933 to a limited number of qualified accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The Shares, Notes and Warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend was placed on the Shares, Notes and the Warrants issued, and will be placed on the shares issuable upon exercise of the Warrants, unless registered under the Securities Act prior to issuance.

The form of the Securities Purchase Agreement, the form of 7% Subordinated Promissory Note and the Form of Stock Purchase Warrant for Common Stock were filed as Exhibits 10.6, 10.7, and 10.8 to the Company's Current Report on Form 8-K dated August 31, 2005 and are incorporated herein by reference. The summary of the transaction set forth above does not purport to be complete and is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 26, 2005 we became obligated for $413,750 of 7% Subordinated Promissory Notes due July 31, 2008. We previously became obligated for $586,250 of such Notes on August 31, 2005 and accordingly are obligated for an aggregate of $1,000,000 of Notes. In addition to the terms of the Notes described in Item 1.01 above, additional information on the note terms are incorporated by reference from Item 2.03 of our Current Report on Form 8-K dated August 31, 2005.

Item 3.02.    Unregistered Sales of Equity Securities

On September 26, 2005, we issued and sold 1,182,142 shares of our common stock, and warrants to purchase an additional 591,071 shares of our common stock, to selected investors. For further information about the terms of this financing, please see the disclosure under Item 1.01 above and the disclosure under Item 2.03 which are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
10.6* Form of Securities Purchase Agreement
10.7* Form of 7% Subordinated Promissory Note
10.8* Form of Stock Purchase Warrant for Common Stock

* incorporated by reference to the Company's Current Report on Form 8-K dated August 31, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

ASI Technology Corporation

Date: September 27, 2005.	By:	/s/ JERRY E POLIS
JERRY E POLIS
President